EXECUTION VERSION

Exhibit 4.7

INTERCREDITOR AGREEMENT

by and between

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.,

as ABL Agent,

and

MERRILL LYNCH CAPITAL CORPORATION,

as Term Agent

Dated as of November 16, 2006

i

EXHIBITS:

Exhibit A	Additional Indebtedness Designation
Exhibit B	Additional Indebtedness Joinder

ii

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, waived or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of November 16, 2006 between MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “ABL Credit Agreement Lenders” and, together with affiliates thereof in their capacity as ABL Bank Products Affiliates or ABL Hedging Affiliates (in each case, as hereinafter defined), the “ABL Lenders”) and MERRILL LYNCH CAPITAL CORPORATION, in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”) for the financial institutions party from time to time to the Term Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “Term Credit Agreement Lenders” and, together with affiliates thereof and certain other specified hedging parties, in their capacity as Term Bank Products Affiliates or Term Hedging Affiliates (in each case, as hereinafter defined), the “Term Lenders”).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of the date hereof by and among SALLY HOLDINGS LLC, a Delaware limited liability company (together with its successors and assigns, the “Parent Borrower”), BEAUTY SYSTEMS GROUP LLC, a Delaware limited liability company (“Beauty Systems”), SALLY BEAUTY SUPPLY LLC, a Delaware limited liability company (together with the Parent Borrower, Beauty Systems and its and their respective successors and assigns, the “U.S. Borrowers”), the Canadian Borrowers (as hereinafter defined) (the Canadian Borrowers together with U.S. Borrowers, the “ABL Borrowers”), the ABL Credit Agreement Lenders, the ABL Agent, and MERRILL LYNCH CAPITAL CANADA, INC., as Canadian agent and Canadian collateral agent for the Lenders thereunder (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers.

B. Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (the “ABL Guaranties”) by the ABL Guarantors (as hereinafter defined) in favor of the ABL Agent, the ABL Guarantors have agreed to guarantee the payment and performance of the ABL Borrowers’ obligations under the ABL Documents.

C. As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors (the ABL Borrowers, the ABL Guarantors and each other direct or indirect subsidiary of the Parent Borrower or any of its affiliates that is now or hereafter becomes a party to any ABL Document (as hereinafter defined), collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Lenders, including the ABL Bank Products Affiliates and ABL Hedging Affiliates) Liens on the Collateral (as hereinafter defined).

D. Pursuant to that certain Credit Agreement dated as of the date hereof by and among the Parent Borrower (in such capacity under this Agreement, the “Term Borrower”), the Term Credit Agreement Lenders, and the Term Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Term Credit Agreement”), the Term Credit Agreement Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Term Borrower.

E. Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (the “Term Guaranties”) by the Term Guarantors (as hereinafter defined) in favor of the Term Agent, the Term Guarantors have agreed to guarantee the payment and performance of the Term Borrower’s obligations under the Term Documents (as hereinafter defined).

F. As a condition to the effectiveness of the Term Credit Agreement and to secure the obligations of the Term Borrower and the Term Guarantors (the Term Borrower, the Term Guarantors and each other direct or indirect subsidiary of the Parent Borrower or any of its affiliates that is now or hereafter becomes a party to any Term Document (as hereinafter defined), collectively, the “Term Credit Parties”) under and in connection with the Term Documents, the Term Credit Parties have granted to the Term Agent (for the benefit of the Term Lenders including the Term Bank Products Affiliates and Term Hedging Affiliates) Liens on the Collateral.

G. Pursuant to this Agreement, the Parent Borrower may, from time to time, designate certain additional Indebtedness as “Additional Indebtedness” by executing and delivering the Additional Indebtedness Designation and by complying with the procedures set forth in Section 7.11 hereof, and the holders of such Additional Indebtedness and any other applicable Additional Creditor shall thereupon be treated as Additional Creditors, and any Additional Agent (as hereinafter defined) for any such Additional Creditors shall thereupon be treated as an Additional Agent, for all purposes under this Agreement.

H. Each of the ABL Agent (on behalf of the ABL Lenders) and the Term Agent (on behalf of the Term Lenders) and, by their acknowledgment hereof, the ABL Credit Parties and the Term Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations, and Tangible Chattel Paper.

Section 1.2 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned thereto in the Preamble hereto and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any ABL Credit Agreement.

“ABL Bank Products Affiliate” shall mean any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender (in each case that is not also a Term Credit Agreement Lender) that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more ABL Collateral Documents.

“ABL Borrowers” shall have the meaning assigned thereto in the Recitals hereto.

“ABL Canadian Collateral” shall mean Collateral owned by any Canadian subsidiary of the Parent Borrower and pledged to any ABL Secured Party under any ABL Credit Document.

“ABL Collateral Documents” shall mean all “Security Documents” as defined in the ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“ABL Credit Agreement” shall have the meaning assigned thereto in the Recitals hereto, together with any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Agreement Lenders” shall have the meaning assigned thereto in the Preamble hereto.

“ABL Credit Parties” shall have the meaning assigned thereto in the Recitals hereto.

“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranties, the ABL Collateral Documents, any Bank Product Agreements between any ABL Credit Party and any ABL Bank Products Affiliate, any Hedging Agreements between any ABL Credit Party and any ABL Lender, those other ancillary agreements as to which the ABL Agent or any ABL Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“ABL Guaranties” shall have the meaning assigned thereto in the Recitals hereto.

“ABL Guarantors” shall mean the collective reference to Holdings, the U.S. Borrowers (including with respect to the obligations of the Canadian Borrowers under each Loan Document as such term is defined in the ABL Credit Agreement) and each Subsidiary of the Parent Borrower (other than (a) any Foreign Subsidiary (excluding any Canadian Subsidiary Guarantor as such term is defined in the ABL Credit Agreement) and (b) any Subsidiary of a Foreign Subsidiary (excluding any Canadian Subsidiary Guarantor as such term is defined in the ABL Credit Agreement) and any other Person who becomes a guarantor under any of the ABL Guaranties.

“ABL Hedging Affiliate” shall mean any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender (in each case that is not also a Term Credit Agreement Lender) that has entered into a Hedging Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more ABL Collateral Documents.

“ABL Joint Collateral” shall have the meaning set forth in Section 3.7(a) hereof.

“ABL Lenders” shall have the meaning assigned thereto in the Preamble hereto and shall include all ABL Bank Product Affiliates and ABL Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any ABL Credit Agreement.

“ABL Obligations” shall mean all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Agent, the ABL Credit Agreement Lenders or any of them, any ABL Bank Products Affiliates or any ABL Hedging Affiliates, under any ABL Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“ABL Permitted Access Right” shall have the meaning set forth in Section 3.7(a).

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1) all Accounts;

(2) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper);

(3)(x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (y) all Securities, Security Entitlements, and Securities Accounts, in each case, to the extent constituting cash or Cash Equivalents or representing a claim to Cash Equivalents, other than the Asset Sales Proceeds Account and all cash, checks and other property held therein or credited thereto, but in any event and regardless of the foregoing clauses, but excluding the Asset Sales Proceeds Account;

(4) all Inventory;

(5) to the extent involving or governing any of the items referred to in the preceding clauses (1) through (4), all Documents, General Intangibles (other than any Intellectual Property), Instruments (including, without limitation, Promissory Notes), and Letter of Credit Rights, provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;

(6) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (5), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

(7) all books and Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the foregoing);

(8) all collateral security and guarantees with respect to any of the foregoing and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as proceeds of any ABL Priority Collateral (such proceeds, “ABL Priority Proceeds”); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

For the avoidance of doubt, under no circumstances shall Excluded Assets be ABL Priority Collateral.

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall mean the ABL Agent and the ABL Lenders.

“Additional Agent” shall mean any one or more agents, trustees or other representatives for or of any one or more Additional Credit Facility Creditors, and shall include any successor thereto, as well as any Person designated as an “Agent” under any Additional Credit Facility.

“Additional Bank Products Affiliate” shall mean any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor (in each case that is not also an ABL Credit Agreement Lender or a Term Credit Agreement Lender) that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more Additional Collateral Documents.

“Additional Borrower” shall mean any Additional Credit Party that incurs or issues Additional Indebtedness.

“Additional Collateral Documents” shall mean all “Security Documents” as defined in any Additional Credit Facility, and in any event shall include all security agreements, mortgages, deeds of trust, pledges and other collateral documents executed and delivered in connection with any Additional Credit Facility, in each case as the same may be amended, modified or supplemented from time to time.

“Additional Credit Facilities” shall mean any one or more agreements, instruments and documents under which any Additional Indebtedness is or may be incurred, including without limitation any credit agreements, loan agreements, indentures or other financing agreements, in each case as the same may be amended, modified or supplemented from time to time, together with any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Additional Obligations, whether by the same or any other lender, debtholder or group of lenders or debtholders, or the same or any other agent, trustee or representative therefor, and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Additional Credit Facility Creditors” shall mean one or more holders of Additional Indebtedness (or commitments therefore) that is or may be incurred under one or more Additional Credit Facilities.

“Additional Credit Party” shall mean each of Holdings and each subsidiary of the Parent Borrower or any of its affiliates that is or becomes a party to any Additional Document.

“Additional Creditors” shall mean one or more Additional Credit Facility Creditors and shall include all Additional Bank Product Affiliates and Additional Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an “Additional Creditor” under any Additional Credit Facility; and with respect to any Additional Agent, means the Additional Creditors represented by such Additional Agent.

“Additional Documents” shall mean any Additional Credit Facilities, any Additional Guaranties, any Additional Collateral Documents, any Bank Product Agreements between any Credit Party and any Additional Bank Products Affiliate, any Hedging Agreements between any Credit Party and any Additional Hedging Affiliate, those other ancillary agreements as to which any Additional Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to any Additional Agent, in connection with any of the foregoing or any Additional Credit Facility, in each case as the same may be amended, modified or supplemented from time to time.

“Additional Effective Date” shall have the meaning set forth in Section 7.11(b).

“Additional Guaranties” shall mean any one or more guarantees of any Additional Obligations of any Additional Credit Party by any other Additional Credit Party in favor of any Additional Secured Party.

“Additional Guarantor” shall mean any Additional Credit Party that at any time has provided an Additional Guaranty.

“Additional Hedging Affiliate” shall mean any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor (in each case that is not also an ABL Credit Agreement Lender or a Term Credit Agreement Lender) that has entered into a Hedging Agreement with any Credit Party with the obligations of such Credit Party thereunder being secured by one or more Additional Collateral Documents.

“Additional Indebtedness” shall mean any Additional Specified Indebtedness that (x) is permitted to be secured by a Lien on any Collateral by subsection 7.3 of the Term Credit Agreement and (y) is designated as “Additional Indebtedness” by the Parent Borrower pursuant to an Additional Indebtedness Designation and in compliance with the procedures set forth in Section 7.11.

“Additional Indebtedness Designation” shall mean a certificate of the Parent Borrower with respect to Additional Indebtedness substantially in the form of Exhibit A attached hereto

“Additional Indebtedness Joinder” shall mean a joinder agreement executed by one or more Additional Agents in respect of the Additional Indebtedness subject to an Additional Indebtedness Designation, on behalf of one or more Additional Creditors in respect of such Additional Indebtedness, substantially in the form of Exhibit B attached hereto

“Additional Obligations” shall mean all obligations of every nature of each Credit Party from time to time owed to any Additional Agent, any Additional Creditors or any of them, including any Additional Bank Products Affiliates or Additional Hedging Affiliates, under any Additional Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Additional Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Additional Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Additional Recovery” shall have the meaning set forth in Section 5.3(a).

“Additional Secured Parties” shall mean any Additional Agents and any Additional Creditors.

“Additional Specified Indebtedness” shall mean any Indebtedness (as defined in the Term Credit Agreement) that is or may from time to time be incurred by any Credit Party in compliance with subsection 7.2 of the Term Credit Agreement, other than any such Indebtedness so incurred pursuant to clause (b)(ii), (b)(iii) (but only any such Indebtedness consisting of Senior Subordinated Notes or Refinancing Indebtedness in respect thereof), (b)(vii) or (b)(ix) (other than Indebtedness consisting of Special Purpose Financing Undertakings, as defined in the Term Credit Agreement) of such subsection 7.2.

“Affiliate” shall mean with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” shall mean this Intercreditor Agreement.

“Asset Sales Proceeds Account” shall mean one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Term Priority Collateral and the proceeds or investment thereof.

“Bank Products Agreement” shall mean any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, netting, overdrafts and interstate depository network services).

“Bankruptcy Code” shall mean title 11 of the United States Code.

“Board of Directors”: for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.

“Borrower” shall mean any of the ABL Borrowers, the Term Borrower and any Additional Borrower.

“Canadian Borrowers” shall have the meaning assigned thereto in the ABL Credit Agreement.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Collateral” shall mean any Collateral consisting of Money or Cash Equivalents, any Security Entitlement and any Financial Assets.

“Cash Equivalents” shall mean (a) securities issued or fully guaranteed or insured by the United States government or Canadian government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any ABL Lender or Term Lender or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the ABL Agent or the Term Agent, in each case, in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the ABL Agent or Term Agent, in each case, in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors of the Parent Borrower, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.

“Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent, the Term Agent or any Additional Agent under any of the ABL Collateral Documents, the Term Collateral Documents or the Additional Collateral Documents, together with all rents, issues, profits, products, and Proceeds thereof.

“Common Mortgaged Collateral” shall mean any Collateral consisting of real estate in which a security interest is created pursuant to a mortgage in favor of (x) the Term Agent for the benefit of the Term Secured Parties and the ABL Secured Parties, or for the benefit of the Term Secured Parties, any Additional Secured Parties and the ABL Secured Parties, or (y) any Additional Agent for the benefit of the Term Secured Parties, any Additional Secured Parties and the ABL Secured Parties, or for the benefit of any Additional Secured Parties and the ABL Secured Parties, in each case as such mortgage may be amended, supplemented or replaced from time to time in connection with the grant of any Lien in such Collateral for the benefit of any Additional Secured Parties.

“Control Collateral” shall mean any Collateral consisting of any certificated Security, Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Copyright Licenses” shall mean with respect to any Credit Party, all written license agreements of such Credit Party providing for the grant by or to such Credit Party of any right to use any Copyright of such Credit Party, other than agreements with any Person who is an Affiliate or a Subsidiary of such Credit Party, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights” shall mean with respect to any Credit Party, all of such Credit Party’s right, title and interest in and to all United States and foreign copyrights, whether or not the underlying works of authorship have been published or registered, United States and foreign copyright registrations and copyright applications, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Credit Documents” shall mean the ABL Documents, the Term Documents and any Additional Documents.

“Credit Parties” shall mean the ABL Credit Parties, the Term Credit Parties and any Additional Credit Parties.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of the applicable ABL Obligations that are outstanding and unpaid at the time all Indebtedness under the applicable ABL Credit Agreement is paid in full in cash including, with respect to amounts available to be draw under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) delivery or provision of Money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Additional Obligations” shall mean, if any Indebtedness shall at any time have been incurred under any Additional Credit Facility, the payment in full in cash of the applicable Additional Obligations that are outstanding and unpaid at the time all Additional Indebtedness under such Additional Credit Facility is paid in full in cash.

“Discharge of Term Obligations” shall mean the payment in full in cash of the applicable Term Obligations that are outstanding and unpaid at the time all Indebtedness under the applicable Term Credit Agreement is paid in full in cash.

“Event of Default” shall mean an Event of Default under any ABL Credit Agreement, any Term Credit Agreement or any Additional Credit Facility.

“Excluded Assets” shall have the meaning set forth (i) in the case of the ABL Priority Collateral, in the applicable ABL Collateral Documents, and (ii) in the case of the Term Priority Collateral, (x) prior to the Discharge of Term Obligations, in the applicable Term Collateral Documents, and (y) from and after the Discharge of Term Obligations, in any applicable Additional Collateral Documents.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean:

(a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code;

(g) the exercise of any voting rights relating to any Capital Stock included in the Collateral; and

(h) the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

For the avoidance of doubt, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreign Subsidiary” shall have the meaning provided in the ABL Credit Agreement or the Term Credit Agreement, respectively, as in effect on the date hereof.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the Uniform Commercial Code including, without limitation, with respect to any Credit Party, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may from time to time be amended, supplemented or otherwise modified.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Guarantor” shall mean any of the ABL Guarantors, Term Guarantors and any Additional Guarantors.

“Hedging Agreement” shall mean any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Holdings” shall mean Sally Investment Holdings LLC, a Delaware limited liability company, and its successors and assigns.

“Indebtedness” shall have the meaning assigned thereto in the ABL Credit Agreement or the Term Credit Agreement or any Additional Credit Facility respectively, as applicable.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada).

“Intellectual Property” shall mean, with respect to any grantor, the collective reference to such grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

“Inventory” shall mean inventory (as defined in Article 9 of the Uniform Commercial Code as of the date hereof).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Lien Priority” shall mean with respect to any Lien of the ABL Agent, the ABL Lenders, the Term Agent, the Term Lenders, any Additional Agent or any Additional Creditors in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Party” shall mean the ABL Agent, the Term Agent or any Additional Agent, and “Parties” shall mean all of the ABL Agent, the Term Agent and any Additional Agent.

“Patent License” shall mean with respect to any Credit Party, all written license agreements of such Credit Party with any other Person that is not an Affiliate or a Subsidiary of such Credit Party, in connection with any of the Patents of such Credit Party or such other Person’s patents, whether such Credit Party is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents” shall mean with respect to any Credit Party, all of such Credit Party’s right, title and interest in and to all United States and foreign patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Credit Party accruing thereunder or pertaining thereto.

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-Of-Credit Rights, Deposit Accounts (other than the Asset Sales Proceeds Account), Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Collateral.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Secured Parties” shall mean the ABL Secured Parties, the Term Secured Parties and the Additional Secured Parties.

“Subsidiary” of any Person shall mean a corporation, limited liability company, partnership or other entity of which a majority of the outstanding shares of stock of each class having ordinary voting power or other equity interests is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

“Term Agent” shall have the meaning assigned thereto in the Preamble hereto and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any Term Credit Agreement.

“Term Bank Products Affiliate” shall mean any Term Credit Agreement Lender or any Affiliate of any Term Credit Agreement Lender that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more Term Collateral Documents.

“Term Borrower” shall have the meaning assigned thereto in the Recitals hereto.

“Term Collateral Documents” shall mean all “Security Documents” as defined in the Term Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Term Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“Term Credit Agreement” shall have the meaning assigned thereto in the Recitals hereto, together with the any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Term Credit Agreement Lenders” shall have the meaning assigned thereto in the Preamble hereto.

“Term Credit Parties” shall have the meaning assigned thereto in the Recitals hereto.

“Term Documents” shall mean the Term Credit Agreement, the Term Guaranties, the Term Collateral Documents, any Bank Product Agreements between any Term Credit Party and any Term Lender, any Hedging Agreements between any Term Credit Party and any Term Lender, those other ancillary agreements as to which the Term Agent or any Term Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any Term Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“Term Guaranties” shall have the meaning assigned thereto in the Recitals hereto.

“Term Guarantors” shall mean each of the Parent Borrower’s U.S. subsidiaries (other than (i) any Foreign Subsidiary and (ii) any Subsidiary of a Foreign Subsidiary), and any other Person who becomes a guarantor under any of the Term Guaranties.

“Term Hedging Affiliate” shall mean any Term Credit Agreement Lender or any Affiliate of any Term Credit Agreement Lender that has entered into a Hedging Agreement with a Credit Party, with the obligations of such Credit Party thereunder being secured by one or more Term Collateral Documents.

“Term Lenders” shall have the meaning assigned thereto in the Preamble hereto and shall include all Term Bank Product Affiliates and Term Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any Term Credit Agreement.

“Term Obligations” shall mean all obligations of every nature of each Term Credit Party from time to time owed to the Term Agent, the Term Credit Agreement Lenders or any of them, any Term Bank Products Affiliates or any Term Hedging Affiliates, under any Term Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party, would have accrued on any Term Obligation, whether or not a claim is allowed against such Term Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Term Priority Collateral” shall mean all Collateral, other than the ABL Priority Collateral, and all collateral security and guarantees with respect to any Term Priority Collateral and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as proceeds of any Term Priority Collateral; provided, however, no proceeds of proceeds will constitute Term Priority Collateral unless such proceeds of proceeds would otherwise constitute Term Priority Collateral or are credited to the Asset Sales Proceeds Account. For the avoidance of doubt, (x) ABL Canadian Collateral shall not, in any way, constitute Collateral with respect to the Term Obligations or Additional Obligations, and the Term Secured Parties and any Additional Secured Parties shall have no security interest therein and (y) under no circumstance shall Excluded Assets be Term Priority Collateral.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Secured Parties” shall mean the Term Agent and the Term Lenders.

“Trade Secrets” shall mean with respect to any Credit Party, all of such Credit Party’s right, title and interest in and to all United States and foreign trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark License” shall mean, with respect to any Credit Party, all written license agreements of such Credit Party with any other Person who is not an Affiliate or a Subsidiary of such Credit Party in connection with any of the Trademarks of such Credit Party or such other Person’s names or trademarks, whether such Credit Party is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks” shall mean with respect to any Credit Party, all of such Credit Party’s right, title and interest in and to all United States and foreign trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant of a security interest in such intent to use application would invalidate or otherwise jeopardize grantor’s rights therein), and any renewals thereof, including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Credit Party accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.3 Rules of Construction Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Agreement to Subordinate.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent or the ABL Lenders in respect of all or any portion of the Collateral, or of any Liens granted to the Term Agent or the Term Lenders in respect of all or any portion of the Collateral, or of any Liens granted to any Additional Agent or any Additional Creditors in respect of all or any portion of the Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent, the Term Agent or any Additional Agent (or the ABL Lenders, the Term Lenders or any Additional Creditors) in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the ABL Documents, the Term Documents or any Additional Documents, (iv) whether the ABL Agent, the Term Agent or any Additional Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders, the Term Agent or the Term Lenders or any Additional Agent or any Additional Creditors securing any of the ABL Obligations, the Term Obligations or any Additional Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations or any Additional Obligations (in the case of the ABL Obligations) or the ABL Obligations (in the case of the Term Obligations or any Additional Obligations), respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Lenders, the Term Agent, on behalf of itself and the Term Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby agree that:

(1) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Lender that secures all or any portion of the Term Obligations, and any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of any Additional Agent or any Additional Creditor that secures all or any portion of the Additional Obligations, shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Lenders in the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Lender in the ABL Priority Collateral to secure all or any portion of the Term Obligations, and all Liens granted to any Additional Agent or any Additional Creditors in the ABL Priority Collateral to secure all or any portion of the Additional Obligations;

(3) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Lenders in the Term Priority Collateral to secure all or any portion of the Term Obligations, and all Liens granted to any Additional Agent or any Additional Creditors in the Term Priority Collateral to secure all or any portion of any Additional Obligations;

(4) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Lender that secures all or any portion of the Term Obligations, and any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of any Additional Agent or any Additional Creditor that secures all or any portion of the Additional Obligations, shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Term Priority Collateral to secure all or any portion of the ABL Obligations;

(5) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of any Additional Agent or any Additional Creditor that secures all or any portion of the Additional Obligations shall in all respects be pari passu and equal in priority with (x) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Lender that secures all or any portion of the Term Obligations and (y) except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of any other Additional Agent or any Additional Creditor represented by such other Additional Agent that secures all or any portion of the Additional Obligations.

(b) Notwithstanding any failure by any ABL Secured Party, Term Secured Party or Additional Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties, the Term Secured Parties or any Additional Secured Parties, (x) the priority and rights as between the ABL Secured Parties, on the one hand, and each of the Term Secured Parties and any Additional Secured Parties, on the other hand, with respect to the Collateral shall be as set forth herein and (y) the priority and rights as between the Term Secured Parties, on the one hand, and any Additional Secured Parties, on the other hand, with respect to the Collateral shall be as set forth herein.

(c) The Term Agent, for and on behalf of itself and the Term Lenders, acknowledges and agrees that (x) concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Lenders, has been granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto and (y) any Additional Agent, on behalf of itself and any Additional Creditors, may be granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Lenders, acknowledges and agrees that (x) concurrently herewith, the Term Agent, for the benefit of itself and the Term

Lenders, has been granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens (other than the ABL Canadian Collateral) and the ABL Agent hereby consents thereto and (y) any Additional Agent, on behalf of itself and any Additional Creditors, may be granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens (other than the ABL Canadian Collateral) and the ABL Agent hereby consents thereto. Any Additional Agent, for and on behalf of itself and any Additional Creditors represented thereby, acknowledges and agrees that, concurrently herewith, (x) the ABL Agent, for the benefit of itself and the ABL Lenders, has been granted Liens upon all of the Collateral in which such Additional Agent is being granted Liens and such Additional Agent hereby consents thereto and (y) the Term Agent, for the benefit of itself and the Term Lenders, has been granted Liens upon all of the Collateral in which such Additional Agent is being granted Liens and such Additional Agent hereby consents thereto. The subordination of Liens by the Term Agent in favor of the ABL Agent, by the ABL Agent in favor of the Term Agent and any Additional Agent, and by any Additional Agent in favor of the ABL Agent, in each case as set forth herein, shall not be deemed to subordinate the Liens of the Term Agent, the ABL Agent or any Additional Agent to the Liens of any other Person. The provision of pari passu and equal priority as between Liens of the Term Agent and Liens of any Additional Agent, or as between Liens of any Additional Agent and Liens of any other Additional Agent, in each case as set forth herein, shall not be deemed to subordinate the Liens of the Term Agent or any Additional Agent to the Liens of any Person other than the ABL Agent as and to the extent set forth herein, or to provide that the Liens of the Term Agent or any Additional Agent will be pari passu or of equal priority with the Liens of any other Person.

Section 2.2 Waiver of Right to Contest Liens.

(a) The Term Agent, for and on behalf of itself and the Term Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Lenders in respect of the Collateral (including the ABL Canadian Collateral), the Liens of any Additional Agent and any Additional Creditors in respect of the Collateral, or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Lenders, agrees that none of the Term Agent or the Term Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Lender under the ABL Documents with respect to the ABL Priority Collateral (including the ABL Canadian Collateral), or any Exercise of Secured Creditor Remedies undertaken by any Additional Agent or any Additional Creditor under any Additional Documents with respect to the Term Priority Collateral. Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Lenders, hereby waives any and all rights it or the Term Lenders may have (x) as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral (including the ABL Canadian Collateral) or (y) as a pari passu lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any Additional Agent or any Additional Creditor seeks to enforce its Liens in any Term Priority Collateral.

(b) The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Lenders in respect of the Collateral, the Liens of any Additional Agent and any Additional Creditors in respect of the Collateral, or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, agrees that none of the ABL Agent or the ABL Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Lender under the Term Documents, or by any Additional Agent or any Additional Creditor under any Additional Documents, with respect to the Term Priority Collateral. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, hereby waives any and all rights it or the ABL Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Lender, or any Additional Agent or any Additional Creditor, seeks to enforce its Liens in any Term Priority Collateral.

(c) Any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Lenders in respect of the Collateral (including the ABL Canadian Collateral), the Liens of the Term Agent or the Term Lenders in respect of the Collateral, or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that none of such Additional Agent and Additional Creditors will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Lender under the ABL Documents with respect to the ABL Priority Collateral (including the ABL Canadian Collateral), or any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Lender under the Term Documents with respect to the Term Priority Collateral. Except to the extent expressly set forth in this Agreement, any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby waives any and all rights it or such Additional Creditors may have (x) as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral (including the ABL Canadian Collateral) or (y) as a pari passu lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Lender seeks to enforce its Liens in any Term Priority Collateral.

(d) Except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any other Additional Agent or any Additional Creditors represented by such other Additional Agent or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, or as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that none of such Additional Agent and Additional Creditors will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any other Additional Agent or any Additional Creditor represented by such other Additional Agent under any applicable Additional Documents with respect to the Term Priority Collateral. Except to the extent expressly set forth in this Agreement, or as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby waives any and all rights it or such Additional Creditors may have as a pari passu lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any other Additional Agent or any Additional Creditor represented by such other Additional Agent seeks to enforce its Liens in any Term Priority Collateral.

Section 2.3 Remedies Standstill.

(a) The Term Agent, on behalf of itself and the Term Lenders, agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Lender will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Lender may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent or any Term Lender is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(b) The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, until the date upon which the Discharge of Term Obligations and the Discharge of Additional Obligations shall have occurred, neither the ABL Agent nor any ABL Lender will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Term Agent and any Additional Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the Term Agent or any Additional Agent. From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent) and the Discharge of Additional Obligations shall have occurred (or prior thereto upon obtaining the written consent of each Additional Agent), the ABL Agent or any ABL Lender may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or any ABL Lender is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(c) Any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, neither such Additional Agent nor any such Additional Creditor will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by such Additional Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), any Additional Agent or any Additional Creditor may Exercise Any Secured Creditor Remedies under any Additional Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by any Additional Agent or Additional Creditor is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(d) Notwithstanding any other provision of this Agreement, nothing contained herein shall be construed to prevent (i) the ABL Agent or any ABL Lender, or any Additional Agent or any Additional Creditor, from objecting to any proposed retention of collateral by the Term Agent or any Term Lender in full or partial satisfaction of any Term Obligations, (ii) the Term Agent or any Term Lender, or any Additional Agent or any Additional Creditor, from objecting to any proposed retention of collateral by the ABL Agent or any ABL Lender in full or partial satisfaction of any ABL Obligations, (iii) the ABL Agent or any ABL Lender, or the Term Agent or any Term Lender, from objecting to any proposed retention of collateral by any Additional Agent or any Additional Creditor in full or partial satisfaction of any Additional Obligations, or (iv) any Additional Agent or any Additional Creditor represented thereby from objecting to any proposed retention of collateral by any other Additional Agent or any Additional Creditor represented by such other Additional Agent in full or partial satisfaction of any Additional Obligations.

Section 2.4 Exercise of Rights.

(a) Notice of ABL Agent’s Lien.

(i) Without limiting Section 2.3 hereof, the Term Agent, for and on behalf of itself and the Term Lenders, hereby agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by the Term Agent or any Term Lender with respect to any ABL Priority Collateral, the Term Agent or such Term Lender, as applicable, shall advise any purchaser or transferee of any ABL Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of the ABL Agent and the ABL Lenders. In addition, the Term Agent agrees, for and on behalf of itself and the Term Lenders, that, until the date upon which the Discharge of ABL Obligations shall have occurred, any notice of any proposed foreclosure or sale of any ABL Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to the ABL Agent’s and the ABL Lenders’ prior Liens and that such Liens shall continue as against the ABL Priority Collateral to be sold.

(ii) Without limiting Section 2.3 hereof, any Additional Agent, for and on behalf of itself and any Additional Creditors represented thereby, hereby agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by such Additional Agent or any such Additional Creditor with respect to any ABL Priority Collateral, such Additional Agent or Additional Creditor, as applicable, shall advise any purchaser or transferee of any ABL Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of the ABL Agent and the ABL Lenders. In addition, any Additional Agent agrees, for and on behalf of itself and any Additional Creditors represented thereby, that, until the date upon which the Discharge of ABL Obligations shall have occurred, any notice of any proposed foreclosure or sale of any ABL Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to the ABL Agent’s and the ABL Lenders’ prior Liens and that such Liens shall continue as against the ABL Priority Collateral to be sold.

(b) Notice of Term Agent’s Lien.

(i) Without limiting Section 2.3 hereof, the ABL Agent, for and on behalf of itself and the ABL Lenders, hereby agrees that, until the date upon which the Discharge of Term Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or any ABL Lender with respect to the Term Priority Collateral, the ABL Agent or such ABL Lender, as applicable, shall advise any purchaser or transferee of any Term Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of the Term Agent and the Term Lenders. In addition, the ABL Agent agrees, for and on behalf of itself and the ABL Lenders, that, until the date upon which the Discharge of Term Obligations shall have occurred, any notice of any proposed foreclosure or sale of any Term Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to the Term Agent’s and the Term Lenders’ prior Liens and that such Liens shall continue as against the Term Priority Collateral to be sold.

(ii) Without limiting Section 2.3 hereof, any Additional Agent, for and on behalf of itself and any Additional Creditors represented thereby, hereby agrees that, until the date upon which the Discharge of Term Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by such Additional Agent or any such Additional Creditor with respect to any Term Priority Collateral, such Additional Agent or Additional Creditor, as applicable, shall advise any purchaser or transferee of any Term Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of the Term Agent and the Term Lenders. In addition, any Additional Agent agrees, for and on behalf of itself and any Additional Creditors represented thereby, that, until the date upon which the Discharge of Term Obligations shall have occurred, any notice of any proposed foreclosure or sale of any Term Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to the Term Agent’s and the Term Lenders’ prior Liens and that such Liens shall continue as against the Term Priority Collateral to be sold.

(c) Notice of Additional Agent’s Lien.

(i) Without limiting Section 2.3 hereof, the Term Agent, for and on behalf of itself and the Term Lenders, hereby agrees that, until the date upon which the Discharge of Additional Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by the Term Agent or any Term Lender with respect to any Term Priority Collateral, the Term Agent or such Term Lender, as applicable, shall advise any purchaser or transferee of any Term Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of any Additional Agent and any Additional Creditors. In addition, the Term Agent agrees, for and on behalf of itself and the Term Lenders, that, until the date upon which the Discharge of Additional Obligations shall have occurred, any notice of any proposed foreclosure or sale of any Term Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to any Additional Agent’s and any Additional Creditors’ prior Liens and that such Liens shall continue as against the Term Priority Collateral to be sold.

(ii) Without limiting Section 2.3 hereof, the ABL Agent, for and on behalf of itself and the ABL Lenders, hereby agrees that, until the date upon which the Discharge of Additional Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or any ABL Lender with respect to any Term Priority Collateral, the ABL Agent or such ABL Lender, as applicable, shall advise any purchaser or transferee of any Term Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of any Additional Agent and any Additional Creditors. In addition, the ABL Agent agrees, for and on behalf of itself and the ABL Lenders, that, until the date upon which the Discharge of Additional Obligations shall have occurred, any notice of any proposed foreclosure or sale of any Term Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to any Additional Agent’s and any Additional Creditors’ prior Liens and that such Liens shall continue as against the Term Priority Collateral to be sold.

(iii) Without limiting Section 2.3 hereof, except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Additional Agent, for and on behalf of itself and any Additional Creditors represented thereby, hereby agrees that, until the date upon which the applicable Discharge of Additional Obligations shall have occurred, in connection with any Exercise of Secured Creditor Remedies by such Additional Agent or Additional Creditor with respect to any Term Priority Collateral, such Additional Agent or Additional Creditor, as applicable, shall advise any purchaser or transferee of any Term Priority Collateral in writing that the sale (whether public, private, by foreclosure, or otherwise) or other transfer is subject to the Liens of any other Additional Agent and any Additional Creditors represented by such other Additional Agent. In addition, except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Additional Agent agrees, for and on behalf of itself and any Additional Creditors represented thereby, that, until the date upon which the applicable Discharge of Additional Obligations shall have occurred, any notice of any proposed foreclosure or sale of any Term Priority Collateral and any other notice in connection with the Exercise of Secured Creditor Remedies with respect thereto shall state prominently and clearly that the sale is subject to any prior Liens of any other Additional Agent and any Additional Creditors represented by such other Additional Agent and that such Liens shall continue as against the Term Priority Collateral to be sold.

(d) No Other Restrictions. Except as expressly set forth in this Agreement, each of the Term Agent, the Term Lenders, the ABL Agent, the ABL Lenders, any Additional Agent and any Additional Creditors shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Section 4.1 hereof. The ABL Agent may enforce the provisions of the ABL Documents, the Term Agent may enforce the provisions of the Term Documents, any Additional Agent may enforce the provisions of the Additional Documents, and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent, the Term Agent and any Additional Agent agrees to provide to each other such Party copies of any notices that it is required under applicable law to deliver to any Borrower or any Guarantor; provided, further, however, that the ABL Agent’s failure to provide any such copies to any other such Party shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents, the Term Agent’s failure to provide any such copies to any other such Party shall not impair any of the Term Agent’s rights hereunder or under any of the Term Documents, and any failure by any Additional Agent to provide any such copies to any other such Party shall not impair any of such Additional Agent’s rights hereunder or under any of the Additional Documents. Each of the Term Agent, the Term Lenders, the ABL Agent, the ABL Lenders, any Additional Agent and any Additional Creditors agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, (x) in the case of the Term Agent and each Term Lender, against the ABL Agent or any other ABL Secured Party, or any Additional Agent or any other Additional Secured Party, (y) in the case of the ABL Agent and each other ABL Secured Party, against the Term Agent or any other Term Secured Party, or any Additional Agent or any other Additional Secured Party, and (z) in the case of any Additional Agent and each Additional Creditor, against the ABL Agent or any other ABL Secured Party, or the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral that is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken. Except as may be separately otherwise agreed by and between or among any applicable Additional Agents, each of any Additional Agent and any Additional Creditors represented thereby agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any other Additional Agent or any Additional Creditor represented by such other Additional Agent, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral that is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken.

(e) Release of Liens.

(i) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent, (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents or (C) the release of the ABL Secured Parties’ Lien on all or any portion of the ABL Priority Collateral, so long as such release shall have been approved by the requisite ABL Lenders, in the case of clauses (B) and (C) only to the extent prior to the date upon which the Discharge of ABL Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), (x) the Term Agent agrees, on behalf of itself and the Term Lenders, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 4.1 hereof, such sale will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action and (y) any Additional Agent agrees, on behalf of itself and any Additional Creditors represented thereby, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 4.1 hereof, such sale will be free and clear of the Liens on such ABL Priority Collateral securing the Additional Obligations, and such Additional Agent’s and the applicable Additional Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, each of the Term Agent and any Additional Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith, so long as the net cash proceeds, if any, from such sale or other disposition of such ABL Priority Collateral described in clause (A) above are applied in accordance with the terms of this Agreement. Each of the Term Agent and any Additional Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Party and in the name of such Party or in the ABL Agent’s own name, from time to time, in the ABL

Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(ii) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent, (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the Term Documents or (C) the release of the Term Secured Parties’ Lien on all or any portion of the Term Priority Collateral, so long as such release shall have been approved by the requisite Term Lenders, in the case of clauses (B) and (C) only to the extent prior to the date upon which the Discharge of Term Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the ABL Agent agrees, on behalf of itself and the ABL Lenders, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 4.1 hereof, such sale will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith, so long as the net cash proceeds, if any, from such sale or other disposition described in clause (A) above of such Term Priority Collateral are applied in accordance with the terms of this Agreement. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(iii) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of any Additional Agent, (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the Additional Documents or (C) the release of the Additional Secured Parties’ Lien on all or any portion of the Term Priority Collateral, so long as such release shall have been approved by the requisite Additional Creditors, in the case of clauses (B) and (C) only to the extent prior to the date upon which the Discharge of Additional Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the ABL Agent agrees, on behalf of itself and the ABL Lenders, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 4.1 hereof, such sale will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by any Additional Agent in connection therewith, so long as the net cash proceeds, if any, from such sale or other disposition described in clause (A) above of such Term Priority Collateral are applied in accordance with the terms of this Agreement. The ABL Agent hereby appoints any Additional Agent and any officer or duly authorized person of such Additional Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in such Additional Agent’s own name, from time to time, in such Additional Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5 No New Liens. (a) Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that:

(i) no Term Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation (other than Excluded Assets) which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein. If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation (other than Excluded Assets) which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such lien for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien; and

(ii) no Additional Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Additional Obligation (other than Excluded Assets) which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein. If any Additional Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Additional Obligation (other than Excluded

Assets) which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the relevant Additional Agent (or the relevant Additional Secured Party) shall, without the need for any further consent of any other Additional Secured Party and notwithstanding anything to the contrary in any other Additional Document, be deemed to also hold and have held such lien for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b) Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that:

(i) no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party (other than the ABL Canadian Collateral or Excluded Assets) securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation (other than the ABL Canadian Collateral or Excluded Assets) which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien; and

(ii) no Additional Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Additional Obligation (other than Excluded Assets) which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein. If any Additional Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Additional Obligation (other than Excluded Assets) which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein, then the relevant Additional Agent (or the relevant Additional Secured Party) shall, without the need for any further consent of any other Additional Secured Party and notwithstanding anything to the contrary in any other Additional Document, be deemed to also hold and have held such lien for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien.

(c) Until the date upon which the Discharge of Additional Obligations shall have occurred, the parties hereto agree that:

(i) no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party (other than the ABL Canadian Collateral or Excluded Assets)

securing any ABL Obligation which assets are not also subject to the Lien of each Additional Agent under the Additional Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation (other than the ABL Canadian Collateral or Excluded Assets) which assets are not also subject to the Lien of each Additional Agent under the Additional Documents, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of each Additional Agent as security for the Additional Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each Additional Agent in writing of the existence of such Lien; and

(ii) no Term Secured Party shall acquire or hold any Lien on any assets of any Credit Party (other than Excluded Assets) securing any Term Obligation which assets are not also subject to the Lien of each Additional Agent under the Additional Documents, subject to the Lien Priority set forth herein. If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation (other than Excluded Assets) which assets are not also subject to the Lien of each Additional Agent under the Additional Documents, subject to the Lien Priority set forth herein, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party and notwithstanding anything to the contrary in any other Term Document be deemed to also hold and have held such lien for the benefit of each Additional Agent as security for the Additional Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each Additional Agent in writing of the existence of such Lien.

Section 2.6 Waiver of Marshalling. Until the Discharge of ABL Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Until the Discharge of Term Obligations and the Discharge of Additional Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. The Term Agent, the ABL Agent and any Additional Agent may make such demands or file such claims in respect of the Term Obligations, the ABL Obligations or the Additional Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

Section 3.2 Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Lender, the Term Agent, for and on behalf of itself and each Term Lender, and any Additional Agent, for and on behalf of itself and each Additional Creditor represented thereby, as applicable, each agree to hold all Control Collateral, Cash Collateral and Common Mortgaged Collateral that is part of the Collateral (other than, in the case of the ABL Agent, the ABL Canadian Collateral) in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for each other solely for the purpose of perfecting the security interest granted to each in such Control Collateral, Cash Collateral or Common Mortgaged Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Lenders, the Term Agent, the Term Lenders, any Additional Agent, or any Additional Creditors, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral or the Common Mortgaged Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent, the Term Agent and any Additional Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral, the Cash Collateral and the Common Mortgaged Collateral as agent for the other Parties for purposes of perfecting the Lien held by the Term Agent, the ABL Agent or any Additional Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Agent, the Term Lenders, any Additional Agent, any Additional Creditors, or any other Person. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Lenders, any Additional Agent, any Additional Creditors, or any other Person. Any Additional Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Lenders, the Term Agent, the Term Lenders, any other Additional Agent or any Additional Creditors represented by any other Additional Agent, or any other Person. In the event that (a) the Term Agent or any Term Lender receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, (b) the ABL Agent or any ABL Lender receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, or (c) any Additional Agent or any Additional Creditor receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then the Term Agent, such Term Lender, the ABL Agent, such ABL Lender, such Additional Agent, or such Additional Creditor, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a) or (c), the ABL Agent, or (ii) in the case of clause (b), the Term Agent or any Additional Agent, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3 Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise,

receive possession or control of any books and Records of any Term Credit Party that contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent or any Additional Agent and as promptly as practicable thereafter, either make available to such Party such books and Records for inspection and duplication or provide to such Party copies thereof. In the event that the Term Agent or any Additional Agent shall, in the exercise of its rights under the Term Collateral Documents, the Additional Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party that contain information identifying or pertaining to any of the ABL Priority Collateral, such Party shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof. In the event that the Term Agent or any Additional Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, obtain title to any Intellectual Property previously owned by any of the ABL Credit Parties, such Party hereby irrevocably grants the ABL Agent a non-exclusive license or other right to use, without charge, such Intellectual Property as it pertains to the ABL Priority Collateral in advertising for sale and selling any ABL Priority Collateral.

Section 3.4 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to ABL Priority Collateral and the Term Agent and (if required by the applicable Additional Documents) any Additional Agent shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Term Priority Collateral. The ABL Agent shall have the sole and exclusive right, as against the Term Agent and any Additional Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Agent and any Additional Agent acting jointly shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or to the Term Agent or any Additional Agent, as the case may be, and each of the Term Agent, the ABL Agent and any Additional Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds (other than insurance proceeds relating to ABL Canadian Collateral) in accordance with Section 4.1 hereof.

Section 3.5 No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party, Term Secured Party or Additional Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party, Term Secured Party or Additional Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party, Term Secured Party or Additional Secured Party.

Section 3.6 Actions Upon Breach. If any Term Secured Party, any ABL Secured Party or any Additional Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Credit Parties or the Collateral, the Credit Parties, with the prior written consent of the ABL Agent, the Term Agent or any Additional Agent, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party, Term Secured Party or Additional Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of the Credit Parties.

Section 3.7 Inspection Rights and Insurance. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent and the ABL Secured Parties may, at any time and whether or not the Term Agent or any other Term Secured Party or any Additional Agent or any other Additional Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies (the “ABL Permitted Access Right”), during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral (collectively, the “ABL Joint Collateral”), for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, selling, storing or otherwise dealing with, or to Exercise Any Secured Creditor Remedies with respect to, the ABL Joint Collateral, in each case without notice to, the involvement of or interference by any Term Secured Party or Additional Secured Party or liability to any Term Secured Party or Additional Secured Party. In addition, subject to the terms hereof, the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral without notice to, the involvement of or interference by any Term Secured Party or Additional Secured Party or liability to any Term Secured Party or Additional Secured Party. In the event that any ABL Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies with respect to any ABL Joint Collateral, the Term Agent and any Additional Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the 180-day period commencing on the date such Secured Party begins to Exercise Any Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.7. If any stay or other order that prohibits the ABL Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Joint Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order.

(b) The Term Agent and the other Term Secured Parties and any Additional Agent and any other Additional Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.

(c) Subject to the terms hereof, the Term Agent and any Additional Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Lenders, and any Additional Agent, for and on behalf of itself and any Additional Creditors represented thereby, expressly acknowledges and agrees that (i) any ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties (in the case of the Term Agent) or the applicable Additional Secured Parties (in the case of such Additional Agent) and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies (other than, prior to the acceleration of any of the Term Obligations or any Additional Obligations, the exercise of its rights in accordance with Section 4.16 of the ABL Credit Agreement or any similar provision of any other ABL Credit Agreement), all amounts received by the ABL Agent or any ABL Lender (other than amounts received in respect of any ABL Canadian Collateral) shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the ABL Obligations, the Term Obligations, or any Additional Obligations, or any portion thereof.

(b) Application of Proceeds of ABL Priority Collateral. The ABL Agent, the Term Agent and any Additional Agent hereby agree that all ABL Priority Collateral (other than ABL Canadian Collateral), and all Proceeds thereof, received by any of them in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of costs and expenses of the ABL Agent, the Term Agent or any Additional Agent, as applicable, in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment, on a pro rata basis, of (x) the Term Obligations and in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred and (y) any Additional Obligations in accordance with the applicable Additional Documents until the Discharge of Additional Obligations shall have occurred, and fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c) Application of ABL Canadian Collateral. The ABL Canadian Collateral shall be applied to the payment of the ABL Obligations secured thereby in accordance with the ABL Documents until the Discharge of ABL Obligations (to the extent secured thereby) shall have occurred.

(d) Application of Proceeds of Term Priority Collateral. The ABL Agent, the Term Agent and any Additional Agent hereby agree that all Term Priority Collateral, and all Proceeds thereof, received by any of them in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of costs and expenses of the ABL Agent, the Term Agent or any Additional Agent, as applicable, in connection with such Exercise of Secured Creditor Remedies,

second, to the payment, on a pro rata basis, of (x) the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred and (y) any Additional Obligations in accordance with the applicable Additional Documents until the Discharge of Additional Obligations shall have occurred, third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred; and

fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(e) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent, any Term Lender, any Additional Agent or any Additional Creditor, the Term Agent shall have no obligation or liability to the ABL Agent, any ABL Lender, any Additional Agent or any Additional Creditor, and any Additional Agent shall have no obligation or liability to the Term Agent, any Term Lender, the ABL Agent or any ABL Lender, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. In addition, except as may be separately otherwise agreed by and between or among any applicable Additional Agents, in exercising remedies, whether as a secured creditor or otherwise, any Additional Agent shall have no obligation or liability to any other Additional Agent or any Additional Creditors represented by such other Additional Agent regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

(f) Turnover of Cash Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Term Agent or any Additional Agent or shall execute such documents as such Party may reasonably request to enable such Party to have control over any Cash Collateral or Control Collateral (other than such Collateral relating to the ABL Canadian Collateral) still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to any Additional Agent or (if there is no Additional Agent) the ABL Agent or shall execute such documents as such Party may reasonably request to enable such Party to have control over any Cash Collateral or Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Additional Obligations, the applicable Additional Agent shall deliver to the Term Agent or any other Additional Agent or (if there is no Term Agent or Additional Agent) the ABL Agent or shall execute such documents as such Party may reasonably request to enable such Party to have control over any Cash Collateral or Control Collateral still in such Additional Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. As between any of the Term Agent and any Additional Agent, any such Cash Collateral or Control Collateral held by any such Party shall be held by it subject to the terms and conditions of Section 3.2.

Section 4.2 Specific Performance. Each of the ABL Agent, the Term Agent and any Additional Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when any other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Lenders, the Term Agent, for and on behalf of itself and the Term Lenders, and any Additional Agent, for and on behalf of itself and any Additional Creditors represented thereby, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Lender of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Lender of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations. All Additional Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Lenders, and the ABL Agent, on behalf of itself and any ABL Lenders, hereby waives notice of acceptance, or proof of reliance by any Additional Agent or any Additional Creditors of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Additional Obligations.

(b) None of the ABL Agent, any ABL Lender, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Credit Agreement or any other Term Document or any Additional Credit Facility or any other Additional Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Lender otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Lender shall have any liability whatsoever to the Term Agent or any Term Lender or any Additional Agent or any Additional Creditor as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Lenders shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent, any Term Lender, any Additional Agent or any Additional Creditor has in the Collateral, except as otherwise expressly set forth in this Agreement. Each of the Term Agent, on behalf of itself and the Term Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that neither the ABL Agent nor any ABL Lender shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) None of the Term Agent, the Term Lenders or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Term Credit Agreement or any of the other Term Documents, whether the Term Agent or any Term Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document or any Additional Credit Facility or any other Additional Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Lender otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Lender shall have any liability whatsoever to the ABL Agent or any ABL Lender or any Additional Agent or any Additional Creditor as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agent and the Term Lenders shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent, any ABL Lender, any Additional Agent or any Additional Creditor has in the Collateral, except as otherwise expressly set forth in this Agreement. Each of the ABL Agent, on behalf of itself and the ABL Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that none of the Term Agent or the Term Lenders shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(d) None of any Additional Agent, any Additional Creditors or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If any Additional Agent or any Additional Creditor honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Additional Credit Facility or any of the other Additional Documents, whether such Additional Agent or any Additional Creditor has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document, or the Term Credit Agreement or any other Term Document, or any Additional Credit Facility or any other Additional Document to which any other Additional Agent or any Additional Creditor represented by such other Additional Agent is party or beneficiary (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any Additional Agent or any Additional Creditor otherwise should exercise any of its contractual rights or remedies under the Additional Documents (subject to the express terms and conditions hereof), neither such Additional Agent nor any Additional Creditor shall have any liability whatsoever to the ABL Agent or any ABL Lender, or the Term Agent or any Term Lender, or any other Additional Agent or any Additional Creditor represented by such other Additional Agent, as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). Any Additional Agent and any Additional Creditors shall be entitled to manage and supervise their loans and extensions of credit under the Additional Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent, any ABL Lender, the Term Agent, any Term Lender, or any other Additional

Agent or any Additional Creditor represented by such other Additional Agent, has in the Collateral, except as otherwise expressly set forth in this Agreement. Each of the ABL Agent, on behalf of itself and the ABL Lenders, and the Term Agent, on behalf of itself and the Term Lenders, agrees that none of any Additional Agent or any Additional Creditors shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Additional Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2 Modifications to ABL Documents and Term Documents.

(a) The Term Agent, on behalf of itself and the Term Lenders, hereby agrees that, without affecting the obligations of the Term Agent and the Term Lenders hereunder, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby agrees that, without affecting the obligations of such Additional Agent and such Additional Creditors hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Lender or such Additional Agent or any such Additional Creditor (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Agent or any Term Lender or such Additional Agent or any such Additional Creditor or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever, including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii) otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.

(b) The ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby agrees that, without affecting the obligations of such Additional Agent and such Additional Creditors hereunder, the Term Agent and the Term Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender or such Additional Agent or any such Additional Creditor (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Lender or such Additional Agent or any such Additional Creditor or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever, including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Documents;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and

(vii) otherwise manage and supervise the Term Obligations as the Term Agent shall deem appropriate.

(c) The Term Agent, on behalf of itself and the Term Lenders, hereby agrees that, without affecting the obligations of the Term Agent and the Term Lenders hereunder, and the ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, any Additional Agent and any Additional Creditors may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Lender or the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Agent or any Term Lender or the ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Additional Documents in any manner whatsoever, including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Additional Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Additional Obligations or any of the Additional Documents;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the Additional Obligations, and in connection therewith to enter into any additional Additional Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Additional Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Additional Obligations; and

(vii) otherwise manage and supervise the Additional Obligations as such Additional Agent shall deem appropriate.

(d) Except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, hereby agrees that, without affecting the obligations of such Additional Agent and such Additional Creditors hereunder, any other Additional Agent and any Additional Creditors represented by such other Additional Agent may, at any time and from time to time, in their sole discretion without the consent of or notice to such Additional Agent or any such Additional Creditor (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to such Additional Agent or any such Additional Creditor or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Additional Documents to which such other Additional Agent or any Additional Creditor represented by such other Additional Agent is party or beneficiary in any manner whatsoever, including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Additional Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Additional Obligations or any of the Additional Documents;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the Additional Obligations, and in connection therewith to enter into any additional Additional Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Additional Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Additional Obligations; and

(vii) otherwise manage and supervise the Additional Obligations as such other Additional Agent shall deem appropriate.

(e) The ABL Obligations, the Term Obligations and any Additional Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document, any Term Document or any Additional Document) of the ABL Agent, the ABL Lenders, the Term Agent or the Term Lenders, any Additional Agent or any Additional Creditors, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof; provided, however, that the holders of such refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent, the Term Agent or any Additional Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent, the Term Agent or any Additional Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of the ABL Documents, the Term Documents and any Additional Documents.

Section 5.3 Reinstatement and Continuation of Agreement.

(a) If the ABL Agent or any ABL Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, any Additional Agent, the ABL Lenders, the Term Lenders and any Additional Creditors under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations, the Term Obligations or any Additional Obligations. No priority or right of the ABL Agent or any ABL Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Lender may have.

(b) If the Term Agent or any Term Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, any Additional Agent, the ABL Lenders, the Term Lenders and any Additional Creditors under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations, the Term Obligations or any Additional Obligations. No priority or right of the Term Agent or any Term Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Lender may have.

(c) If any Additional Agent or any Additional Creditor is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Additional Obligations (an “Additional Recovery”), then the Additional Obligations shall be reinstated to the extent of such Additional Recovery. If this Agreement shall have been terminated prior to such Additional Recovery, this Agreement shall be reinstated in full force and effect in the event of such Additional Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, any Additional Agent, the ABL Lenders, the Term Lenders and any Additional Creditors under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations, the Term Obligations or any Additional Obligations. No priority or right of any Additional Agent or any Additional Creditor shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Additional Documents, regardless of any knowledge thereof which any Additional Agent or any Additional Creditor may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (“DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then the Term Agent, on behalf of itself and the Term Lenders, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (iii) if the ABL Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, the Term Agent also receives an adequate protection Lien on such post-petition assets of the debtor to secure the Term Obligations, provided that (x) such Liens in favor of the ABL Agent and the Term Agent shall be subject to the provisions of Section 6.1(b) hereof and (y) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agent and the Term Lenders from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(b) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of such Additional Agent securing the Additional Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) such Additional Agent retains its Lien on the Collateral to secure the Additional Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such DIP Financing is junior and subordinate to the Lien of such Additional Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (iii) if the ABL Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, such Additional Agent also receives an adequate protection Lien on such post-petition assets of the debtor to secure the Additional Obligations, provided that (x) such Liens in favor of the ABL Agent and such Additional Agent shall be subject to the provisions of Section 6.1(b) hereof and (y) the foregoing provisions of this Section 6.1(a) shall not prevent any Additional Agent and any Additional Creditors from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(c) All Liens granted to the ABL Agent, the Term Agent or any Additional Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations and the Discharge of Additional Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Lenders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s and any Additional Agent’s express written consent. In addition, neither the Term Agent nor the ABL Agent nor any Additional Agent shall seek any relief from the automatic stay with respect to any Collateral without providing 30 days’ prior written notice to each other Party, unless such period is agreed by the ABL Agent, the Term Agent and any Additional Agent to be modified.

Section 6.3 No Contest. The Term Agent, on behalf of itself and the Term Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the ABL Agent or any ABL Lender for adequate protection of its interest in the Collateral, or (b) any objection by the ABL Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Lender that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement. The ABL Agent, on behalf of itself and the ABL Lenders, and any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Lender for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), or (ii) any objection by the Term Agent or any Term Lender to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Lender that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement. The Term Agent, on behalf of itself and the Term Lenders, and the ABL Agent, on behalf of itself and the ABL Lenders, agrees that, prior to the Discharge of Additional Obligations, none of them shall contest (or support any other Person contesting) (a) any request by any Additional Agent or any Additional Creditor for adequate protection of its interest in the Collateral, or (b) any objection by any Additional Agent or any Additional Creditor to any motion, relief, action, or proceeding based on a claim by any Additional Agent or any Additional Creditor that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such Additional Agent as adequate protection of its interests are subject to this Agreement. Except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Additional Agent, on behalf of itself and any Additional Creditors represented thereby, agrees that, prior to the applicable Discharge of Additional Obligations, none of them shall contest (or support any other Person contesting) (a) any request by any other Additional Agent or any Additional Creditor represented by such other Additional Agent for adequate protection of its interest in the Collateral, or (b) any objection by such other Additional Agent or any Additional Creditor to any motion, relief, action, or proceeding based on a claim by any Additional Agent or any Additional Creditor represented by such other Additional Agent that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such other Additional Agent as adequate protection of its interests are subject to this Agreement.

Section 6.4 Asset Sales. The Term Agent agrees, on behalf of itself and the Term Lenders, and any Additional Agent agrees, on behalf of itself and any Additional Creditors represented thereby, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral (including the ABL Canadian Collateral) pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale (other than any sale of ABL Canadian Collateral) are applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Lenders, that it will not oppose any sale consented to by the Term Agent and any Additional Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, any Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

Section 6.5 Separate Grants of Security and Separate Classification. Each Term Lender, the Term Agent, each ABL Lender, the ABL Agent, each Additional

Creditor and each Additional Agent acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents, the Term Security Documents and the Additional Security Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations and Additional Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties, on the one hand, and the Term Secured Parties and Additional Secured Parties, on the other hand, in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties, the Term Secured Parties and any Additional Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims, Term Obligation claims and Additional Obligation claims against the Credit Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Secured Parties and Additional Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties, on the one hand, and the Term Secured Parties and Additional Secured Parties, on the other hand, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent, any Additional Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any ABL Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the ABL Obligations, or of any of the Term Agent, any Additional Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8 Term Obligations Unconditional. All rights of the Term Agent hereunder, and all agreements and obligations of the ABL Agent, any Additional Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Term Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document;

(iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Term Obligations, or of any of the ABL Agent, any Additional Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.9 Additional Obligations Unconditional. All rights of any Additional Agent hereunder, and all agreements and obligations of the ABL Agent, the Term Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Additional Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Additional Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Additional Document;

(iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Additional Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Additional Obligations, or of any of the ABL Agent, the Term Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.10 Adequate Protection. Except to the extent expressly provided in Section 6.1, nothing in this Agreement shall limit the rights of (a) the ABL Agent and the ABL Lenders, (b) the Term Agent and the Term Lenders, or (c) any Additional Agent and any Additional Creditors, respectively, from seeking or requesting adequate protection with respect to their interests in the applicable Collateral in any Insolvency Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that the ABL Agent, on behalf of itself or any of the ABL Lenders, seeks or requests adequate protection in respect of the ABL Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute Term Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Lenders, agrees that the Term Agent shall also be granted a senior Lien on such collateral as security for the Term Obligations and any Additional Agent shall also be granted a senior Lien on such collateral as security for the Additional Obligations and that any Lien on such collateral securing the ABL Obligations shall be subordinate to any Lien on such collateral securing the Term Obligations or Additional Obligations, (b) in the event that the Term Agent, on behalf of itself or any of the Term Lenders, seeks or requests adequate protection in respect of the Term Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute ABL Priority Collateral, then the Term Agent, on behalf of itself and each of the Term Lenders, agrees that the ABL Agent shall also be granted a senior Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Term Obligations shall be subordinate to the Lien on such collateral securing the ABL Obligations, and (c) in the event that any Additional Agent, on behalf of itself or any Additional Creditor, seeks or requests adequate protection in respect of the Additional Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute ABL Priority Collateral, then such Additional Agent, on behalf of itself and any Additional Creditor represented thereby, agrees that the ABL Agent shall also be granted a senior Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Additional Obligations shall be subordinate to the Lien on such collateral securing the ABL Obligations.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Lenders, agrees that no payment by the Term Agent or any Term Lender to the ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Lender to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof.

The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that no payment by the ABL Agent or any ABL Lender to the Term Agent or any Term Lender pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

Any Additional Agent, for and on behalf of itself and any Additional Creditors represented thereby, agrees that no payment by such Additional Agent or any such Additional Creditor to the ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle such Additional Agent or any such Additional Creditor to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as such Additional Agent or any such Additional Creditor may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof.

The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that no payment by the ABL Agent or any ABL Lender to any Additional Agent or any Additional Creditor represented thereby pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Additional Obligations shall have occurred. Following the Discharge of Additional Obligations, such Additional Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the applicable Additional Obligations resulting from payments to such Additional Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Additional Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. The Term Agent represents and warrants to the ABL Agent and any Additional Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Lenders. The ABL Agent represents and warrants to the Term Agent and any Additional Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Lenders. Any Additional Agent represents and warrants to the Term Agent, the ABL Agent and any other Additional Agent that it has the requisite power and authority under the applicable Additional Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and any Additional Creditors represented thereby.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Party hereto, shall be effective unless it is in a written agreement executed by the Term Agent, the ABL Agent and any Additional Agent (except as provided in Section 7.11 hereof with respect to any Additional Indebtedness Joinder). No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Party hereto, that changes, alters, modifies or otherwise adversely affects any power, privilege, right, remedy, liability or obligation of, or otherwise adversely affects in any manner, any Additional Agent that is not then a Party, or any Additional Creditor not then represented by an Additional Agent that is then a Party (including but not limited to any change, alteration, modification or other adverse effect upon any power, privilege, right, remedy, liability or obligation of or other adverse effect upon any such Additional Agent or Additional Creditor that may at any subsequent time become a Party or beneficiary hereof) shall be effective unless it is consented to in writing by the Parent Borrower (regardless of whether any such Additional Agent or Additional Creditor ever becomes a Party or beneficiary hereof).

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
222 N. LaSalle Street, 16th Floor
Chicago, IL 60601
Attention:
Facsimile:
Telephone:

Term Agent:	Merrill Lynch Capital Corporation
4 World Financial Center
250 Vesey Street
New York, NY 10080
Attention:
Facsimile:
Telephone:

Any Additional Agent:	As set forth in the Additional Indebtedness Joinder executed and delivered by such Additional Agent pursuant to Section 7.11.

Section 7.6 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations, the Discharge of Term Obligations and the Discharge of Additional Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral, subject to Section 7.10 hereof. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Lender, the Term Agent, any Term Lender, any Additional Agent or any Additional Creditor may assign or otherwise transfer all or any portion of the ABL Obligations, the Term Obligations or any Additional Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor and any Subsidiary of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, such ABL Lender, such Term Lender, such Additional Agent or such Additional Creditor, as the case may be, herein or otherwise. The ABL Secured Parties, the Term Secured Parties and any Additional Secured Parties may continue, at any time and without notice to the other Parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8 Governing Law: Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, the ABL Lenders, the Term Agent, the Term Lenders, any Additional Agent and any Additional Creditors, except as provided in the following sentence. No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement, except that the Parent Borrower shall be a third party beneficiary of this Agreement solely for the purposes of (x) the second sentence of Section 7.4 hereof and (y) Section 7.11 hereof.

Section 7.11 Designation of Additional Indebtedness; Joinder of Additional Agents. (a) The Parent Borrower may designate any Additional Indebtedness complying with the requirements of the definition of “Additional Indebtedness” as Additional Indebtedness for purposes of this Agreement, upon complying with the following conditions:

(i) One or more Additional Agents for one or more Additional Creditors in respect of such Additional Indebtedness shall have executed the Additional Indebtedness Joinder with respect to such Additional Indebtedness, and the Parent Borrower or any such Additional Agent shall have delivered such executed Additional Indebtedness Joinder to the ABL Agent, the Term Agent and any other Additional Agent then party to this Agreement;

(ii) at least five Business Days prior to delivery of the Additional Indebtedness Joinder, the Parent Borrower shall have delivered to the ABL Agent, the Term Agent and any other Additional Agent then party to this Agreement complete and correct copies of any Additional Credit Facility, Additional Guaranties and Additional Collateral Documents that will govern such Additional Indebtedness upon giving effect to such designation (which may be unexecuted copies of Additional Documents to be executed and delivered concurrently with the effectiveness of such designation);

(iii) The Parent Borrower shall have executed and delivered to the ABL Agent, the Term Agent and any other Additional Agent then party to this Agreement the Additional Indebtedness Designation with respect to such Additional Indebtedness;

(iv) all state and local stamp, recording, filing, intangible and similar taxes or fees (if any) that are payable in connection with the inclusion of such Additional Indebtedness under this Agreement shall have been paid and reasonable evidence thereof shall have been given to the ABL Agent, the Term Agent and any other Additional Agent then party to this Agreement; and

(v) No Event of Default shall have occurred and be continuing.

(b) Upon satisfaction of the foregoing conditions, the designated Additional Indebtedness shall constitute “Additional Indebtedness”, any Additional Credit Facility under which such Additional Indebtedness is or may be incurred shall constitute an “Additional Credit Facility”, any holder of such Additional Indebtedness or other applicable Additional Creditor shall constitute an “Additional Creditor”, and any Additional Agent for any such Additional Creditor shall constitute an “Additional Agent”, for all purposes under this Agreement. The date on which the foregoing conditions shall have been satisfied with respect to such Additional Indebtedness is herein called the “Additional Effective Date”. Prior to the Additional Effective Date with respect to such Additional Indebtedness, all references herein to Additional Indebtedness shall be deemed not to take into account such Additional Indebtedness, and the rights and obligations of the ABL Agent, the Term Agent and any other Additional Agent then party to this Agreement shall be determined on the basis that such Additional Indebtedness is not in effect. On and after the Additional Effective Date with respect to such Additional Indebtedness, all references herein to Additional Indebtedness shall be deemed to take into account such Additional Indebtedness, and the rights and obligations of the ABL Agent, the Term Agent and any other Additional Agent then party to this Agreement shall be determined on the basis that such Additional Indebtedness is in effect.

(c) In connection with any designation of Additional Indebtedness pursuant to this Section 7.11, each of the ABL Agent, the Term Agent and any Additional Agent then party hereto agrees (x) to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Term Collateral Documents, ABL Collateral Documents, or Additional Collateral Documents, as applicable, and any blocked account, control or other agreements relating to any security interest in Control Collateral, Cash Collateral or Common Mortgaged Collateral, and to make or consent to any filings or take any other actions, as may be reasonably deemed by the Parent Borrower to be necessary or reasonably desirable for any Lien on any Collateral to secure such Additional Indebtedness to become a valid and perfected Lien (with the priority contemplated by this Agreement), and (y) otherwise to reasonably cooperate to effectuate a designation of Additional Indebtedness pursuant to this Section 7.11 (including without limitation, if requested, by executing an acknowledgment of any Additional Indebtedness Joinder or of the occurrence of any Additional Effective Date).

Section 7.12 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.13 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.14 Attorneys Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.15 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY, ANY TERM SECURED PARTY OR ANY ADDITIONAL SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY ABL DOCUMENTS, TERM DOCUMENTS OR ADDITIONAL DOCUMENTS, AS THE CASE MAY BE, AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.16 Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement, the Term Credit Agreement and any Additional Credit Facility. Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Term Secured Party or any Additional Secured Party to receive payment or of any Term Secured Party or any Additional Secured Party to receive payment to the right of any ABL Secured Party to receive payment

(whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens as between the ABL Secured Parties, on the one hand, and the Term Secured Parties and any Additional Secured Parties, on the other hand, but not a subordination of Indebtedness.

Section 7.17 No Warranties or Liability. The Term Agent, the ABL Agent and any Additional Agent each acknowledge and agree that none of the other Parties has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document, any other Term Document or any other Additional Document. Except as otherwise provided in this Agreement, the Term Agent, the ABL Agent and any Additional Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.18 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document, any Term Document or any Additional Document, the provisions of this Agreement shall govern.

Section 7.19 Information Concerning Financial Condition of the Credit Parties. Each of the Term Agent, the ABL Agent and any Additional Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations, the Term Obligations or any Additional Obligations. The Term Agent, the ABL Agent and any Additional Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent, the ABL Agent or any Additional Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine, or (C) to disclose any other information.

[Signature pages follow]

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., in its capacity as the ABL Agent

By:	/s/ Brian P. McDonald
Name:	Brian P. McDonald
Title:	Director

MERRILL LYNCH CAPITAL CORPORATION, in its capacity as the Term Agent

By:	/s/ Fotis G. Hasiotis
Name:	Fotis G. Hasiotis
Title:	Managing Director

ACKNOWLEDGMENT

Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Lenders, the Term Agent, the Term Lenders, any Additional Agent and any Additional Creditors and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement, except as expressly provided in Section 7.10 hereof.

CREDIT PARTIES:

ARMSTRONG MCCALL HOLDINGS, L.L.C.

By:	/s/ James M. Spira
	By:	James M. Spira
	Title:	Secretary

ARMSTRONG MCCALL L.P.

By: Armstrong McCall Management, L.C., its General Partner

By:	/s/ Gary Robinson
	By:	Gary Robinson
	Title:	Vice President and Treasurer

DIORAMA SERVICES COMPANY, LLC

By:	/s/ Gary Robinson
	By:	Gary Robinson
	Title:	Senior Vice President

ARMSTRONG MCCALL HOLDINGS, INC.
ARMSTRONG MCCALL MANAGEMENT, L.C.
ARNOLDS, INC.
BEAUTY HOLDING LLC
BEAUTY SYSTEMS GROUP (CANADA), INC.
BEAUTY SYSTEMS GROUP LLC
BEYOND THE ZONE, INC.
BRENTWOOD BEAUTY LABORATORIES INTERNATIONAL, INC.
COLORESSE, INC.
ENERGY OF BEAUTY, INC.
ESTHETICIAN SERVICES, INC.

FOR PERMS ONLY, INC.
HIGH INTENSITY PRODUCTS, INC.
INNOVATIONS-SUCCESSFUL SALON SERVICES
ION PROFESSIONAL PRODUCTS, INC.
LADY LYNN ENTERPRISES, INC.
LAND OF DREAMS, INC.
LOME BEAUTY INTERNATIONAL, INC.
MIRACLE LANE, INC.
MODERN PANACHE, INC.
NAIL LIFE, INC.
NEKA SALON SUPPLY, INC.
NEW IMAGE PROFESSIONAL PRODUCTS, INC.
PACIFIC SALON SYSTEMS, INC.
PROCARE LABORATORIES, INC.
SALLY BEAUTY (CANADA) CORPORATION
SALLY BEAUTY CANADA HOLDINGS INC.
SALLY BEAUTY DISTRIBUTION OF OHIO, INC.
SALLY BEAUTY DISTRIBUTION LLC
SALLY BEAUTY INTERNATIONAL FINANCE LLC
SALLY BEAUTY SUPPLY LLC
SALLY CAPITAL INC.
SALLY HOLDINGS LLC
SALLY INVESTMENT HOLDINGS LLC
SATIN STRANDS, INC.
SEXY U PRODUCTS, INC.
SILK ELEMENTS, INC.
TANWISE, INC.
VENETIAN BLENDS, INC.
XRG ENTERPRISES, INC.

By:	/s/ Gary Robinson
	By:	Gary Robinson
	Title:	Treasurer